PROXY

[Atlas Logo]

Atlas National Municipal Bond Fund

A series of Atlas Funds

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 4, 2007

The undersigned, revoking all Proxies heretofore given, hereby appoints W. Lawrence Key and Lezlie A. Iannone or either of them as Proxies of the undersigned, with full power of substitution in each of them, to vote on behalf of the undersigned all shares of Atlas National Municipal Bond Fund(the "Fund"), a series of Atlas Funds, a Delaware statutory trust, that the undersigned is entitled to vote at the special meeting of shareholders, and at any adjournments or postponements thereof, of the Fund to be held at 10 a.m., Eastern time on May 4, 2007, at the offices of Evergreen Investments, 26th Floor, 200 Berkeley Street, Boston, Massachusetts 02116, as fully as the undersigned would be entitled to vote, and to otherwise to represent the undersigned at the special meeting with all powers possessed by the undersigned, if personally present.

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and the accompanying prospectus/proxy statement, the terms of each of which are incorporated by reference.

THE BOARD OF TRUSTEES RECOMMENDs A VOTE “FOR” THE PROPOSAL.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!

_____________________________________________

Signature(s) and Title(s), if applicable                                    Date

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

▲  FOLD HERE  ▲

Three simple methods to vote your proxy:

 Internet: Log on to www.myproxyonline.com. Make sure to have this proxy card available when you plan to vote your shares.  You will need the control number and check digit found in the box at the right at the time you execute your vote.

 Touchtone Phone Simply dial toll-free (866) 437-4675 and follow the automated instructions.  Please have this proxy card available at the time of the call.

Mail: Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF ATLAS FUNDS.  WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSALS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR “FOR” EACH OF THE PROPOSALS IF NO CHOICE IS INDICATED. THE BOARD OF TRUSTEES OF ATLAS FUNDS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK.  DO NOT USE RED INK.

TO VOTE FOR ALL PROPOSALS, MARK THIS BOX.  No other vote it necessary

    FOR

       AGAINST

ABSTAIN

1. To approve the proposed merger ("Agreement and Plan of Reorganization").

2. To consider and vote upon such other matters as may properly come before said meeting or any adjournments or postponements thereof.

If you should have any questions about the proxy material or the execution of your vote, simply call (800) 499-8519 between the hours of 10 am and 10 pm Eastern time.  Representatives will be happy to assist you. Please have this proxy card available at the time of the call.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!